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                                                                    EXHIBIT 10.4

                       TERMINATION OF INITIAL EMPLOYMENT
                       ----------------------------------
                          AGREEMENT AND ESTABLISHMENT
                          ---------------------------
                        OF REVISED EMPLOYMENT AGREEMENT
                        -------------------------------


     WHEREAS, LHS Group Inc. ("Employer") and Dr. Wolf Gaede ("Employee") entered into an Employment Agreement dated September 26, 1996 ("Initial Employment Agreement"); and

     WHEREAS, Employer and Employee wish to terminate the Initial Employment Agreement and enter into this Revised Employment Agreement; and

     IN CONSIDERATION OF the mutual payments, covenants and agreements described below, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee agree as follows:

     1.   Termination of Employee's Initial Employment Agreement: Employer and
          ------------------------------------------------------
Employee agree to terminate Employee's Initial Employment Agreement and enter into this Revised Employment Agreement pursuant to Paragraph 8 of the Initial Employment Agreement, effective January 1, 1999. Employee further agrees to resign his position as General Counsel effective March 31, 1999. After March 31, 1999, the General Counsel will report to the undersigned as CLO. Employee understands that, as a consequence of the termination of his Initial Employment Agreement, he has forfeited any and all rights to receive any future compensation, consideration and benefits thereunder, except as specifically provided for in this Revised Employment Agreement. Employer agrees that Employee has no further obligations to Employer pursuant to the Initial Employment Agreement, except as specifically provided in this Revised Employment Agreement.

     Revised Employment Agreement: Employer agrees to continue to employ
     ----------------------------
Employee as Chief Legal Officer ("CLO") and Executive Vice President from January 1, 1999 through December 31, 1999 ("Employment Period"). During the Employment Period, Employee will only perform such duties as are specifically assigned to Employee by the Chief Executive Officer from time to time. Employee accepts employment with Employer during the Employment Period under the terms and conditions set forth in this Revised Employment Agreement. Employee agrees to resign his employment with Employer, effective at the conclusion of the Employment Period.

     Employee will be given access to an office at Employer's Atlanta, Georgia headquarters through June 30, 1999. After June 30, 1999, Employee shall no longer have access to an assigned office at Employer's Atlanta, Georgia headquarters or other locations. After June 30, 1999, Employee shall perform any assigned duties at such location or locations as are determined by the Chief Executive Officer.

     Nothing in this Revised Employment Agreement is intended to affect Employee's status as a Director of Employer. Employee shall continue to hold office as a Director of Employer until a successor is elected and qualified, or until his death, resignation, or

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removal in accordance with the Certificate of Incorporation and By-Laws of LHS
Group Inc.

     3.   Compensation and Benefits:
          ----------------------------

          (a) Salary: From January 1999 through December 1999, Employee shall
              ------
be paid $29,166.67 per month, payable at the end of each month, subject to applicable deductions and withholdings as directed by Employee or required by law.

          (b) Stock Options: During the Employment Period, Employee shall be
              -------------
entitled to continue to vest in remaining unvested stock options in accordance with the March 1, 1998, Vesting Schedule Amendment between Employer and Employee, and shall be entitled to exercise such stock options in accordance with his Employee Non-Qualified Stock Option Agreement and the LHS Group Inc. Stock Incentive Plan 1996.

          (c) Employee Benefits: During the Employment Period, Employee shall be
              -----------------
entitled to continue to participate in Employer's employee welfare and benefit plans to the same extent and under the same conditions as other employees of Employer.

          (d) Vacation Pay:  Employee shall not be entitled to any vacation pay
              ------------
during the Employment Period.

     4.   Confidentiality: Except as required by law, the parties agree to
          ---------------
maintain as confidential, and to not disclose, discuss, or communicate or publish in any manner, the terms or conditions of this Revised Employment Agreement.

     5.   Employer's Confidential Information: Employee hereby acknowledges that
          ------------------------------------
his employment will require access to the trade secrets and other proprietary and confidential information of Employer ("Confidential Information"), and that such Confidential Information constitutes a valuable, special and unique asset of Employer. Employee agrees that during the term of this Revised Employment Agreement, and for a period of two (2) years thereafter, he shall not use, divulge, publish or otherwise reveal, directly or indirectly, the Confidential Information of Employer, without Employer's prior written approval.

     6.   Miscellaneous Provisions:
          ------------------------

          (a) Waiver:  The waiver by any party to this Revised Employment
              ------
Agreement of a breach of any of the provisions contained herein shall not operate or be construed as a waiver of any subsequent breach.

          (b) Severability:  The invalidity or unenforceability of any
              ------------
particular provision of this Revised Employment Agreement shall not affect the other provisions of this Revised Employment Agreement, and this Revised Employment Agreement shall be
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construed in all respects as if such invalid or unenforceable provision was omitted ab initio.

          (c) Governing Law: This Revised Employment Agreement shall be governed
              -------------
by the substantive laws of Germany.

          (d) Notice:  Any notice provided for in this Revised Employment
              ------
Agreement shall be delivered to Employee at the most recent address of Employee listed in Employer's then current employment records. Notice to Employer shall be delivered to the following address: Attn: Chief Executive Officer, 6 Concourse Parkway, Suite 2700, Atlanta, Georgia 30328.

          (e)  Entire Agreement and Amendment:  This Revised Employment
               ------------------------------
Agreement constitutes the entire understanding between the parties with respect to the employment of Employee by Employer and shall supersede any prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be modified or amended except in writing signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 6th day of January 1999.

   LHS GROUP INC.                      EMPLOYEE



By: /s/ Hartmut Lademacher             By:  /s/ Dr. Wolf J. Gaede
   -----------------------------            ---------------------
   Hartmut Lademacher                       Dr. Wolf J. Gaede
   Chairman of the Board and CEO

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